NUMBER

SHARES

'Aina Le'a

CUSIP

00901P104

PAR VALUE

$0.001

AINA LE'A INC.

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AUTHORIZED COMMON SHARES: 0

FULLY-PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers

Dated:

Robert Wessels
CHIEF EXECUTIVE OFFICER

Richard Bernstein
SECRETARY

AINA LE'A INC.
CORPORATE
Seal
DELAWARE

Countersigned & Registered:
West Coast Stock Transfer, Inc.
www.westcoaststocktransfer.com

WEST COAST
STOCK TRANSFER

By ______________________
Authorized Signature

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the below list.

TEN COM	- as tenants in common	UNIF GIFT MIN (TRANS) ACT ______ Custodian ______
TEN ENT	- as tenants by the entirety	(UGMA)/(UTMA) (Cust) (Minor)
COMM PROP	- as community property tenancy in common	under Uniform Gifts (Transfer) to
JTWROS	- as joint tenants with rights of survivorship and not as tenants in common	Minors Act ______ (State)

For Value Received ________________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR SOME OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ *Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises*

Dated ______________

SIGNATURE GUARANTEE

(The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associates and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C Rule 17Ad-15

X ______________________

X ______________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

NOTICE: THE IRS REQUIRES THAT WE REPORT COST BASIS OF CERTAIN SHARES ACQUIRED AFTER JANUARY 1, 2011. IF YOUR SHARES WERE COVERED BY THE LEGISLATION AND YOU HAVE SOLD OR TRANSFERRED THE SHARES, WE WILL APPLY THE FIRST IN, FIRST OUT (FIFO) METHOD UNLESS SPECIFIED OTHERWISE. PLEASE CONSULT YOUR TAX ADVISOR IF NEED ADDITIONAL INFORMATION ABOUT COST BASIS.

NOTICE: IF YOU DO NOT KEEP IN CONTACT WITH US OR DO NOT HAVE ACTIVITY FOR THE TIME PERIODS SPECIFIED BY STATE LAW, YOUR PROPERTY COULD BECOME SUBJECT TO STATE UNCLAIMED PROPERTY LAWS AND TRANSFERRED TO THE APPROPRIATE STATE.

TRANSFER FEES MAY APPLY